UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 15, 2016

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2016, Brian K. Hutchison, President, Chief Executive Officer and Director of RTI Surgical, Inc. (the “Company”), informed the Board of Directors that he will retire from his positions with the Company. Mr. Hutchison will continue to serve in his current capacities for a transition period to be determined by the Board of Directors. Mr. Hutchison will step down as a member of the Company’s Board of Directors at the time of completion of the transition period.

Mr. Hutchison will receive certain payments and benefits pursuant to the Executive Transition Agreement dated August 29, 2012. The Executive Transition Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on September 4, 2012. Additionally, in connection with Mr. Hutchison’s resignation, Mr. Hutchison and the Company have entered into an Executive Separation Agreement. Pursuant to the Executive Separation Agreement, Mr. Hutchison will receive certain benefits from the Company. These benefits include: the stock options held by Mr. Hutchison being exercisable through December 31, 2017 and Mr. Hutchison’s use of an office and shared secretarial support for up to two years. In consideration for these benefits, Mr. Hutchison has agreed to a mutual non-disparagement covenant and to a general release of any potential claims against the Company. The foregoing description of the Executive Separation Agreement is qualified in its entirety by reference to the full text of the Executive Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Separation Agreement, dated August 15, 2016.

99.1	Press Release, dated August 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: August 16, 2016	By:	/s/ Robert P. Jordheim
	Name:	Robert P. Jordheim
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

RTI Surgical, Inc.

Form 8-K Current Report

Exhibit Number	Description of Document

10.1	Executive Separation Agreement, dated August 15, 2016.

99.1	Press Release, dated August 15, 2016.